UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

Location Based Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 26, 2014, the Company’s Board of Directors approved an amendment to the Company’s Code of Business Conduct to include a “trading window” that requires all directors and officers and those certain identified employees of the Company to refrain from conducting transactions involving the purchase or sale of the Company's securities other than through a validly established 10b5-1 plan, and during the period (the "trading window") commencing at the open of market on the third trading day following the date of public disclosure of the financial results for a particular fiscal quarter or year and continuing until the close of market on the 10th trading day after the Trading Window was opened.

A copy of the Amended Code of Business Conduct is attached as Exhibit 99.1.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
99.1	Amended Code of Business Conduct – Location Based Technologies, Inc. 11-26-14

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 1, 2014	By:	/s/ David Morse
David Morse
Chief Executive Officer